Exhibit 10.14
ELASTIC N.V.
AMENDED AND RESTATED 2012 STOCK OPTION PLAN
STOCK OPTION AGREEMENT
Unless otherwise defined herein, the terms defined in the Elastic N.V. Amended and Restated 2012 Stock Option Plan (the “Plan”) will have the same defined meanings in this Stock Option Agreement, which includes the Notice of Stock Option Grant (the “Notice of Grant”), the Terms and Conditions of Stock Option Grant, including any special terms and conditions for Participant’s country set forth in the country addendum thereto (the “Country Addendum”), attached hereto as Exhibit A, the Exercise Notice attached hereto as Exhibit B, and all other exhibits and appendices attached hereto (all together, the “Option Agreement”).
NOTICE OF STOCK OPTION GRANT
Participant:
Address:
The undersigned Participant has been granted an Option to purchase Ordinary Shares of Elastic N.V. (the “Company”), subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Grant Number:

Date of Grant:

Vesting Commencement Date:

Number of Shares for which the Option is granted:

Exercise Price per Share (in U.S. Dollars):	$

Total Exercise Price(in U.S. Dollars):	$

Type of Option:	___ Nonstatutory Stock Option

Term/Expiration Date:

Vesting Schedule:
Subject to accelerated vesting as set forth below or in the Plan, this Option will be exercisable, in whole or in part, in accordance with the following schedule:
[Insert vesting schedule.]
Termination Period:
This Option will be exercisable for three (3) months after Participant’s Continuous Service Status terminates, unless such termination is due to Participant’s death or Disability, in which case this Option will be exercisable for twelve (12) months after Participant’s Continuous Service Status terminates. Notwithstanding the foregoing sentence, in no event may this Option be exercised after the Term/Expiration Date as provided above and this Option may be subject to earlier termination as provided in Section 14 of the Plan.
For purposes of the Option, Participant’s Continuous Service Status will be considered terminated as of the date Participant is no longer actively providing services to the Company or any Affiliate, Parent or Subsidiary (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or providing services or the terms of Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Option Agreement (including by reference in the Notice of Grant to other arrangements or contracts) or determined by the Administrator, (i) Participant’s right to vest in the Option under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or providing services or the terms of Participant’s employment or service agreement, if any, unless Participant is providing bona fide services during such time); and (ii) the period (if any) during which Participant may exercise the Option after such termination of Participant’s Continuous Service Status will commence on the date Participant ceases to actively provide services and will not be extended by any notice period mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment or service agreement, if any. Actively providing services during only a portion of the vesting period prior to a vesting date shall not entitle Participant to vest in a pro-rata portion of the unvested Option that would have vested as of such vesting date, nor will it entitle Participant to any compensation for the lost vesting. The Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of his or her Option grant (including whether Participant may still be considered to be providing services while on a leave of absence).
By Participant’s signature and the signature of the representative of the Company below, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement, including the Terms and Conditions of Stock Option Grant and the Country Addendum, attached hereto as Exhibit A, all of which are made a part of this document. Participant acknowledges receipt of a copy of the Plan. Participant has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement, and fully understands all provisions of the Plan and this Option Agreement. Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and the Option Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT	ELASTIC N.V.

Signature	Signature

Print Name	Print Name

Title

Address:

EXHIBIT A
TERMS AND CONDITIONS OF STOCK OPTION GRANT
1.    Grant of Option.
(a)    The Company hereby grants to the individual (“Participant”) named in the Notice of Stock Option Grant of this Option Agreement (the “Notice of Grant”) an option (the “Option”) to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to all of the terms and conditions in this Option Agreement and the Plan, which is incorporated herein by this reference. Subject to Section 19(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan will prevail.
(b)    For U.S. taxpayers, the Option will be designated as either an Incentive Stock Option (“ISO”) or a Nonstatutory Stock Option (“NSO”). If designated in the Notice of Grant as an ISO, this Option is intended to qualify as an ISO under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). However, if this Option is intended to be an ISO, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it will be treated as an NSO. Further, if for any reason this Option (or portion thereof) will not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a NSO granted under the Plan. In no event will the Administrator, the Company or any Affiliate, Parent or Subsidiary or any of their respective employees or directors have any liability to Participant (or any other person) due to the failure of the Option to qualify for any reason as an ISO.
(c)    For non-U.S. taxpayers, the Option will be designated as an NSO.
2.    Vesting Schedule. Except as provided in Section 3, the Option awarded by this Option Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Shares subject to this Option that are scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in accordance with any of the provisions of this Option Agreement, unless Participant will have remained in Continuous Service Status from the Date of Grant until the date such vesting occurs, with Continuous Service Status determined as described in the Termination Period section of the Notice of Grant.
3.    Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time, subject to the terms of the Plan. If so accelerated, such Option will be considered as having vested as of the date specified by the Administrator.
4.    Exercise of Option.
(a)    Right to Exercise. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.
(b)    Method of Exercise. This Option is exercisable by delivery of an exercise notice (the “Exercise Notice”) in the form attached as Exhibit B to the Notice of Grant or in a manner and pursuant to such procedures as the Administrator may determine, which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice will be completed by Participant and delivered to the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares and of any Tax Obligations (as defined in Section 6(a)). This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.

5.    Method of Payment. Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant:
(a)    cash in U.S. dollars;
(b)    check designated in U.S. dollars;
(c)    consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or
(d)    if Participant is a U.S. Employee, surrender of other Shares which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares and that are owned free and clear of any liens, claims, encumbrances, or security interests, provided that accepting such Shares, in the sole discretion of the Administrator, will not result in any adverse accounting consequences to the Company.
6.    Tax Obligations.
(a)    Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or, if different, the Affiliate, Parent or Subsidiary to which Participant is providing services (the “Service Recipient”), the ultimate liability for any tax and/or social insurance liability obligations and requirements in connection with the Option, including, without limitation, (i) all U.S. and non-U.S. federal, state, and local taxes (including Participant’s U.S. Federal Insurance Contributions Act (FICA) obligation) that are required to be withheld by the Company or the Service Recipient or other payment of tax-related items related to Participant’s participation in the Plan and legally applicable to Participant, (ii) Participant’s and, to the extent required by the Company (or Service Recipient), the Company’s (or Service Recipient’s) fringe benefit tax liability, if any, associated with the grant, vesting, or exercise of the Option or sale of Shares, and (iii) any other Company (or Service Recipient) taxes the responsibility for which Participant has, or has agreed to bear, with respect to the Option (or exercise thereof or issuance of Shares thereunder) (collectively, the “Tax Obligations”), is and remains Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. Participant further acknowledges that the Company and/or the Service Recipient (A) make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends or other distributions, and (B) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Participant’s liability for Tax Obligations or achieve any particular tax result. Further, if Participant is subject to Tax Obligations in more than one jurisdiction, Participant acknowledges that the Company and/or the Service Recipient (or former Service Recipient, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction. If Participant fails to make satisfactory arrangements for the payment of any required Tax Obligations hereunder at the time of the applicable taxable event, Participant acknowledges and agrees that the Company may refuse to issue or deliver the Shares.
(b)    Tax Withholding. When the Option is exercised, Participant generally will recognize immediate U.S. taxable income if Participant is subject to taxation in the U.S. If Participant is subject to taxation in any other jurisdiction, Participant will be subject to applicable taxes, if any, in such jurisdiction at the time of the taxable event, as determined under local law. Pursuant to such procedures as the Administrator may specify from time to time, the Company and/or Service Recipient shall withhold the amount required to be withheld for the payment of Tax Obligations. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit Participant to satisfy such Tax Obligations, in whole or in part (without limitation), if permissible by applicable local law, by (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Shares having a fair market value equal to the amount necessary to meet the withholding requirement for such Tax Obligations (or such other amount as the Administrator may determine, if such amount would not result in adverse financial accounting consequences), (iii) withholding the amount of such Tax Obligations from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Service Recipient, (iv) if Participant is a U.S. Employee, delivering to the Company already vested and owned Shares having a fair market value equal to such Tax Obligations, or

(v) selling a sufficient number of such Shares otherwise deliverable to Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount necessary to meet the withholding requirement for such Tax Obligations (or such other amount as Administrator may determine, if such amount would not result in adverse financial accounting consequences). To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any Tax Obligations by reducing the number of Shares otherwise deliverable to Participant.
(c)    Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Date of Grant, or (ii) the date one (1) year after the date of exercise, Participant will immediately notify the Company in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant.
(d)    Code Section 409A. Under Code Section 409A, a stock right (such as the Option) that vests after December 31, 2004 (or that vested on or prior to such date but which was materially modified after October 3, 2004) that was granted with a per share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the fair market value of an underlying share on the date of grant (a “discount option”) may be considered “deferred compensation.” A stock right that is a “discount option” may result in (i) income recognition by the recipient of the stock right prior to the exercise of the stock right, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges. The “discount option” may also result in additional state income, penalty and interest tax to the recipient of the stock right. Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share exercise price of this Option equals or exceeds the fair market value of a Share on the date of grant in a later examination. Participant agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the fair market value of a Share on the date of grant, Participant shall be solely responsible for Participant’s costs related to such a determination.
7.    Rights as Shareholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a shareholder of the Company in respect of any Shares deliverable hereunder unless and until such Shares (which are in book entry form) will have been issued and delivered to Participant (including through electronic delivery to a brokerage account). Such issuance will occur by the execution of a deed of issuance to which the Company and Participant are each party, unless the Shares will be delivered into a brokerage account in the name of Participant, in which case the issuance will take place by a deed of issuance with due observance of the relevant requirements that may apply from time to time. After such issuance and delivery, Participant will have all the rights of a shareholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.
8.    No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY REMAINING IN CONTINUING SERVICE STATUS, WHICH UNLESS PROVIDED OTHERWISE UNDER APPLICABLE LAW IS AT THE WILL OF THE COMPANY (OR THE SERVICE RECIPIENT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR CONSULTANT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE SERVICE RECIPIENT) TO TERMINATE PARTICIPANT’S CONTINUOUS SERVICE STATUS, SUBJECT TO APPLICABLE LAW, WHICH TERMINATION, UNLESS PROVIDED OTHERWISE UNDER APPLICABLE LAW, MAY BE AT ANY TIME, WITH OR WITHOUT CAUSE.
9.    Nature of Grant. In accepting the Option, Participant acknowledges, understands and agrees that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)    the grant of the Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;
(c)    all decisions with respect to future option or other grants, if any, will be at the sole discretion of the Company;
(d)    the grant of the Option and Participant’s participation in the Plan shall not create a right to employment, other service relationship, or be interpreted as forming or amending an employment or service contract with the Company, the Service Recipient or any other Affiliate, Parent or Subsidiary, and shall not interfere with the ability of the Company, the Service Recipient or any other Affiliate, Parent or Subsidiary, as applicable, to terminate Participant’s employment or other service relationship, if any;
(e)    Participant is voluntarily participating in the Plan;
(f)    the Option and any Shares acquired under the Plan, and the income from and value of same, are not intended to replace any pension rights or compensation;
(g)    the Option and Shares acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation for any purpose, including without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, leave-related payments, holiday pay, holiday top-up, pension or retirement or welfare benefits or similar mandatory payments;
(h)    unless otherwise agreed with the Company or an Affiliate, the Option and the Shares underlying the Option, and the income from and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of an Affiliate, Parent or Subsidiary;
(i)    the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty;
(j)    if the underlying Shares do not increase in value, the Option will have no value;
(k)    if Participant exercises the Option and acquires Shares, the value of such Shares may increase or decrease, even below the Exercise Price;
(l)    no claim or entitlement to compensation or damages shall arise from forfeiture of the Option or any underlying Shares resulting from (i) the application of any compensation recovery or clawback policy adopted by the Company or required by law, or (ii) the termination of Participant’s Continuous Service Status (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or providing services or the terms of Participant’s employment or service agreement, if any);
(m)    unless otherwise provided in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Option Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and
(n)    neither the Company nor any Service Recipient shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to Participant pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise.
10.    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
11.    Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Option Agreement and any other Option grant materials by and among, as applicable, the Service Recipient, the Company and any other Affiliate, Parent or Subsidiary for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.
Participant understands that the Company and the Service Recipient may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, email address, date of birth, social insurance number (to the extent permitted under Applicable Laws), passport or other identification number (e.g., resident registration number), salary, nationality, job title, any Shares or directorships held in the Company, details of all Options or any other entitlement to Shares or equivalent benefits awarded, canceled, purchased, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Participant understands that Data will be transferred to such stock plan service provider(s) as may be selected by the Company (currently E*TRADE Financial Corporate Services, Inc., the brokerage firm engaged by the Company to hold participants’ Shares and other amounts acquired under the Plan, and its affiliated companies) to assist with the implementation, administration, and management of the Plan. The recipients of Data may be located in the United States or elsewhere, and each recipient’s country of operation (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Depending on where Participant is based, such rights may include the right to request a list with the names and addresses of any potential recipients of Data by contacting his or her local human resources representative. Participant authorizes the Company, any stock plan service provider selected by the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker, escrow agent or other third party with whom Participant may elect to deposit any Shares received upon exercise of the Option. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant may have a number of rights under data privacy laws in Participant's jurisdiction. Depending on where Participant is based, such rights may include the right to, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her employment or service with the Service Recipient will not be affected; the only consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant Options or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant may contact his or her local human resources representative.

Finally, Participant understands that the Company may rely on a different basis for the processing or transfer of Data in the future and/or request that Participant provide another data privacy consent. If applicable, Participant agrees that upon request of the Company or the Service Recipient, Participant will provide an executed acknowledgement or data privacy consent form (or any other agreements or consents) that the Company and/or the Service Recipient may deem necessary to obtain from Participant for the purpose of administering Participant’s participation in the Plan in compliance with the data privacy laws in Participant’s country, either now or in the future. Participant understands and agrees that he or she will not be able to participate in the Plan if he or she fails to provide any such consent or agreement requested by the Company and/or the Service Recipient.

12.    Address for Notices. Any notice to be given to the Company under the terms of this Option Agreement will be addressed to the Company at Elastic N.V., 800 West El Camino Real, Suite 350, Mountain View, California 94040, or at such other address as the Company may hereafter designate in writing.
13.    Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.
14.    Successors and Assigns. The Company may assign any of its rights under this Option Agreement to single or multiple assignees, and this Option Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Option Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns. The rights and obligations of Participant under this Option Agreement may only be assigned with the prior written consent of the Company.
15.    Additional Conditions to Issuance of Stock. If at any time the Company determines, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any U.S. or non-U.S. state, federal or local law, including exchange control, tax or other Applicable Law or related regulations, or under the rulings or regulations of the United States Securities and Exchange Commission or any other U.S. or non-U.S. governmental regulatory body, or the clearance, consent or approval of the United States Securities and Exchange Commission or any other U.S. or non-U.S. governmental regulatory authority, is necessary or desirable as a condition to the purchase by, or issuance of Shares, to Participant (or his or her estate) hereunder, such purchase or issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent or approval has been completed, effected or obtained free of any conditions not acceptable to the Company. Notwithstanding the foregoing, Participant understands that the Company is under no obligation to register, qualify or otherwise obtain clearance, consent or other approvals from any governmental authority or any stock exchange. Subject to the terms of the Option Agreement and the Plan, the Company shall not be required to issue any certificate or certificates for Shares hereunder prior to the lapse of such reasonable period of time following the date of exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience.
16.    Language. Participant acknowledges and represents that he or she is proficient in the English language or has consulted with an advisor who is sufficiently proficient in English, as to allow Participant to understand the terms of this Option Agreement and any other documents related to the Plan. If Participant has received this Option Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
17.    Interpretation. The Administrator will have the power to interpret the Plan and this Option Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. Neither the Administrator nor any person acting on behalf of the Administrator will be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Option Agreement.
18.    Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the Option awarded under the Plan or future options that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any online or electronic system established and maintained by the Company or a third party designated by the Company.
19.    Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Option Agreement.

20.    Agreement Severable. In the event that any provision in this Option Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Option Agreement.
21.    Amendment, Suspension or Termination of the Plan. By accepting this Option, Participant expressly warrants that he or she has received an Option under the Plan, and has received, read, and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.
22.    Governing Law and Venue. This Option Agreement will be governed by the laws of Delaware, without giving effect to the conflict of law principles thereof; provided, however, that the corporate law aspects of issuance shall be governed by the laws of the Netherlands. For purposes of litigating any dispute that arises under this Option or this Option Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of Santa Clara County, California, or the United States federal courts for the Northern District of California, and no other courts, where this Option is made and/or to be performed.
23.    Country Addendum. Notwithstanding any provisions in this Option Agreement, this Option shall be subject to any special terms and conditions set forth in an appendix to this Option Agreement for any country whose laws are applicable to Participant and this Option (as determined by the Administrator in its sole discretion) (the “Country Addendum”). Moreover, if Participant relocates to one of the countries included in the Country Addendum, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Country Addendum constitutes a part of this Option Agreement.
24.    Modifications to the Agreement. This Option Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Option Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Option Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Option Agreement, the Company reserves the right to revise this Option Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Code Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection with the Option.
25.    No Waiver. Either party’s failure to enforce any provision or provisions of this Option Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Option Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.
26.    Tax Consequences. Participant has reviewed with his or her own tax advisors the U.S. and non-U.S. federal, state, and local tax consequences of this investment and the transactions contemplated by this Option Agreement. With respect to such matters, Participant relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Option Agreement.
27.    Insider Trading/Market Abuse Laws. Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including the United States and, if different, Participant’s country, Participant’s broker’s country and/or the country in which Shares may be listed, if applicable, which may affect Participant’s ability to accept or otherwise acquire, or sell, attempt to sell or otherwise dispose of, Shares or rights to Shares (e.g., the Option) under the Plan or rights linked to the value of Shares (e.g., phantom awards, futures) during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws or regulations in the applicable jurisdiction) or the trade in Shares or the trade in rights to Shares under the Plan. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Participant placed before possessing inside information. Furthermore, Participant could be prohibited from (1) disclosing the inside information to any third party and (2) “tipping” third parties or otherwise causing them to buy or sell Company securities; “third parties” includes fellow employees or service providers. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable company insider trading policy. It is Participant’s responsibility to comply with any applicable restrictions and Participant should speak to a personal advisor on this matter.
28.    Foreign Asset/Account Reporting Requirements And Exchange Controls. Certain foreign asset and/or foreign account reporting requirements and exchange controls may affect Participant’s ability to acquire or hold Shares purchased under the Plan or cash received from participating in the Plan (including from any dividends paid on or sales proceeds arising from the sale of Shares acquired under the plan) in a brokerage or bank account outside Participant’s country. Participant may be required to report such accounts, assets or transactions to the tax or other authorities in Participant’s country and/or to repatriate sale proceeds or other funds received as a result of participation in the Plan to Participant’s country through a designated bank or broker within a certain time after receipt. It is Participant’s responsibility comply with such regulations, and Participant should consult a personal legal advisor for any details.

Elastic N.V.
AMENDED AND RESTATED 2012 STOCK OPTION PLAN
STOCK OPTION AGREEMENT
COUNTRY ADDENDUM
Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Plan, the Notice of Stock Option Grant or the Terms and Conditions of Stock Option Grant, as applicable.
Terms and Conditions
This Country Addendum includes additional terms and conditions that govern the Option granted to Participant under the Plan if Participant resides and/or works in one of the countries listed below. If Participant is a citizen or resident of a jurisdiction (or is considered as such for local law purposes) other than the one in which he or she is currently residing and/or working or if Participant relocates to another jurisdiction after receiving the Option, the Company will, in its sole discretion, determine the extent to which the terms and conditions contained herein will be applicable to Participant.
Notifications
This Country Addendum also includes notifications relating to exchange control and certain other issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the respective countries as of [date]. Such laws are often complex and change frequently. As a result, Participant should not rely on the notifications in this Country Addendum as the only source of information relating to the consequences of his or her participation in the Plan because the information may be out of date at the time Participant exercises the Option or sells Shares acquired under the Plan.
In addition, the notifications herein are general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s jurisdiction may apply to Participant’s situation.
Finally, if Participant is a citizen or resident of a jurisdiction other than the one(s) in which Participant is currently residing and/or working or if Participant moves to another jurisdiction after the Option is granted, the information contained herein may not be applicable to Participant in the same manner.

EXHIBIT B
ELASTIC N.V.
AMENDED AND RESTATED 2012 STOCK OPTION PLAN
EXERCISE NOTICE
Elastic N.V.
800 West El Camino Real, Suite 350
Mountain View, California 94040

Attention: Stock Administration

Exercise of Option. Effective as of today, ________________, _____, the undersigned (“Subscriber”) hereby elects to purchase ______________ shares (the “Shares”) of the Ordinary Shares of Elastic N.V. (the “Company”) under and pursuant to the Amended and Restated 2012 Stock Option Plan (the “Plan”) and the Stock Option Agreement, dated ________ and including the Notice of Grant, the Terms and Conditions of Stock Option Grant, and exhibits attached thereto (the “Option Agreement”). The purchase price for the Shares will be $_____________, as required by the Option Agreement. It is understood that the issuance of the Shares requires a resolution of the Company’s general meeting of shareholders. Following such resolution being adopted, the Company shall deliver to Subscriber the Shares to be subscribed for by Subscriber against payment of the subscription price therefor by Subscriber. The Company shall issue the Shares in accordance with the Option Agreement.
Delivery of Payment. Subscriber herewith delivers to the Company the full purchase price of the Shares and any Tax Obligations (as defined in Section 6(a) of the Option Agreement) to be paid in connection with the exercise of the Option.
Representations of Subscriber. Subscriber acknowledges that Subscriber has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.
Rights as Shareholder. Until the issuance (as evidenced by a notarial deed of issuance executed before a Dutch civil law notary to which deed the Company and the Subscriber are each a party and, following execution of the notarial deed of issuance, the appropriate entry on the Company’s shareholders register) of the Shares, no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option. The Shares so acquired will be issued to Subscriber as soon as practicable after exercise of the Option, subject to the requirements of Section 1. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 14 of the Plan.
Tax Consultation. Subscriber understands that Subscriber may suffer adverse tax consequences as a result of Subscriber’s purchase or disposition of the Shares. Subscriber represents that Subscriber has consulted with any tax consultants Subscriber deems advisable in connection with the purchase or disposition of the Shares and that Subscriber is not relying on the Company for any tax advice.
Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Subscriber with respect to the subject matter hereof, and may not be modified adversely to the Subscriber’s interest except by means of a writing signed by the Company and Subscriber. This Option Agreement is governed by the internal substantive laws, but not the choice of law rules, of Delaware; provided that, however, that the corporate law aspects of the issuance shall be governed by the laws of the Netherlands.
Submitted by:        Accepted by:

SUBSCRIBER	ELASTIC N.V.

Signature	Signature

Print Name	Print Name

Title

Address:

Date received